Exhibit 11.1


                                   COMPETITIVE TECHNOLOGIES, INC.
                          Schedule of Computation of Earnings Per Share
                                        (Unaudited)

                                      Six months              Quarter
                                  ended January 31,      ended January 31,

                              1997          1996        1997         1996
Net income (loss)
  applicable to
  common stock             $ (771,896)  $ (305,433)  $ (297,622)  $ (131,225)

Common and common
  equivalent shares -
    primary:
  Weighted average common
    shares outstanding      5,905,943    5,822,271    5,908,786    5,830,591
  Adjustments for assumed
    exercise of stock
    options                    65,081*      30,664*      64,279*      57,610*
  Adjustments for assumed
    exercise of stock
    warrants                   11,293*       2,489*      11,232*      23,492*
  Weighted average number of
    common and common
    equivalent shares
    outstanding             5,982,317    5,855,424    5,984,297    5,911,693

Common and common equivalent
    shares - fully diluted:
  Weighted average common
    shares outstanding      5,905,943    5,822,271    5,908,786    5,830,591
  Adjustments for assumed
    exercise of stock
    options                    86,115*      73,016*      86,115*      73,016*
  Adjustments for assumed
    exercise of stock
    warrants                   12,886*       7,397*      12,886*      35,385*
  Weighted average number
    of common and common
    equivalent shares
    outstanding             6,004,944    5,902,684    6,007,787    5,938,992

Net income (loss) per
  share of common stock:
    Primary and fully
      diluted              $    (0.13)  $    (0.05)  $    (0.05)  $    (0.02)

* Anti-dilutive.

These calculations are submitted in accordance with Regulation S-K item 601
  (b) (11) which differs from the requirements of paragraph 40 of Accounting Principles Board Opinion No. 15 because they produce an anti-dilutive result.